BDO      BDO Binder (Thailand) Ltd.        22nd Floor, CTI Tower
            Certified Public Accountants      191/41 New Ratchadapisek Road
            and Consultants                   Klongtoey, Bangkok 10110, Thailand
                                              Telephone: (662) 261 1251-4
                                              Telefax:  (662) 261 1255




January 21, 1999


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:



We have read the statements made by King Power International Group Co., Ltd. and contained in Item 4 - Changes in Registrant's Certifying Accountants, as contained in its Form 8-K/A dated January 14, 1999. Please be advised that we have no disagreements with any of the statements contained therein as they pertain to BDO Binder (Thailand) Limited.


Yours very truly,

/s/ BDO Binder (Thailand) Ltd.
---------------------------------
    BDO Binder (Thailand) Limited